Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Robert Low                                      Bob Bannon
Vice President Finance & Acting CFO             Sr. Director, Investor Relations
rlow@advancispharm.com                          rbannon@advancispharm.com
301-944-6690                                    301-944-6710

                        ADVANCIS PHARMACEUTICAL ANNOUNCES
                        RESIGNATION OF STEVEN SHALLCROSS

            ROBERT LOW, FORMER ADVANCIS CONTROLLER, NAMED ACTING CFO

GERMANTOWN, Md. - October 24, 2005 - Advancis Pharmaceutical Corporation (NASDAQ:AVNC), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced the resignation of Steven A. Shallcross, effective November 4, 2005. Robert C. Low, who has served as corporate controller since joining Advancis in August 2003, has been promoted to Vice President Finance and Acting CFO, effective immediately.

"Steve has been a driving force in assembling the Advancis finance team, completing our IPO, and building a sound infrastructure for our financial reporting and controls. I would like to thank him for his hard work and valuable contributions to the Company" said Edward M. Rudnic, Ph.D., chairman, president and CEO of Advancis. "Bob Low has been a critical part of our management team since joining Advancis. His contributions in leading our financial reporting processes and regulatory compliance initiatives position him extremely well to assume the additional responsibilities of acting chief financial officer."

Mr. Low joined Advancis in August 2003 as corporate controller and has been responsible for the Company's accounting, tax, financial reporting, and internal controls since that time. Prior to joining Advancis, he was senior vice president and corporate controller for American Medical Laboratories, Inc. prior to its acquisition by Quest Diagnostics, Inc. Mr. Low has an extensive background in public accounting, auditing, and in senior accounting positions with publicly-traded companies. He is also a Certified Public Accountant.

Mr. Shallcross' departure was based upon mutual agreement with the Company. He will stay on with the Company through November 4, 2005 to assist in transitional activities.

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ABOUT ADVANCIS PHARMACEUTICAL:
Advancis Pharmaceutical Corporation (NASDAQ: AVNC) is a pharmaceutical company focused on the development and commercialization of pulsatile drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing a broad portfolio of anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in frontloaded staccato bursts, or "pulses," are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, Advancis has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS. By examining the resistance patterns of bacteria and applying its delivery technologies, Advancis has the potential to redefine infectious disease therapy and significantly improve drug efficacy, shorten length of therapy, and reduce drug resistance versus currently available antibacterial products. For more on Advancis, please visit www.advancispharm.com.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Advancis' current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company's future development plans, clinical trials, and financial results. The actual results realized by Advancis could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company's financial results and the ability of the Company to (1) reach profitability, (2) prove that the preliminary findings for its product candidates are valid, (3) receive required regulatory approvals, (4) successfully conduct clinical trials in a timely manner, (5) establish its competitive position for its products, (6) develop and commercialize products that are superior to existing or newly developed competitor products, (7) develop products without any defects, (8) have sufficient capital resources to fund its operations, (9) protect its intellectual property rights and patents, (10) implement its sales and marketing strategy, (11) successfully attract and retain collaborative partners, (12) implement its workforce reduction, and (13) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Advancis undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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